SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                      ----------------------------------
                                   FORM 8-A
        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DEBT STRATEGIES FUND II, INC
                         ----------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Maryland                                          Applied For
--------------------------                  ---------------------------------
(STATE OF INCORPORATION OR                  (IRS EMPLOYER IDENTIFICATION NO.)
ORGANIZATION)

Debt Strategies Fund II, Inc.                               08536
800 Scudders Mill Road                                 ---------------
Plainsboro, New Jersey                                   (zip code)
-------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE                      NAME OF EACH EXCHANGE ON WHICH
SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
-------------------------                      ------------------------------

Shares of Common Stock,                        New York Stock Exchange
par value $.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated March 24, 1998 forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-44051) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on March 24, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

     (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Charter of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock.
          (6)  Not applicable.


---------------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the  Registration
     Statement.


     SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              DEBT STRATEGIES FUND II, INC.
                              (Registrant)


                              By:  /s/ Arthur Zeikel
                                   ---------------------------
                                   Authorized Officer

March 26, 1998


                                   March 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Division of Investment Management

     Re:  Debt Strategies Fund II, Inc.
          Registration Statement on Form 8-A under
          the Securities Exchange Act of 1934
          ----------------------------------------

Ladies and Gentlemen:

     On behalf of Debt Strategies Fund II, Inc. (the "Fund"), enclosed for filing with the Securities and Exchange Commission (the "Commission") is the Fund's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Part A of the General Instructions to Form 8-A, a Registration Statement automatically becomes effective under the Exchange Act upon the later of the following three events:

     1. Receipt by the Commission of a certification from the national securities exchange upon which the Fund's shares will be listed;

     2. Effectiveness of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 relating to the class of securities being registered under the Exchange Act; and

     3.   Filing of Form 8-A with the Commission.

     We have been informed by the staff of the Division of Investment Management that the Fund's Registration Statement on Form N-2 (File No. 333-44051) was declared effective under the Securities Act at 4:30 p.m. on Tuesday, March 24, 1998, and we have been informed by representatives of the New York Stock Exchange ("NYSE") that a certification with respect to the Fund's common shares will be forwarded to the Commission upon receipt of confirmation of this filing.

     Therefore, the Fund's Registration Statement on Form 8-A automatically will become effective under the Exchange Act upon the Commission's receipt of the certification from the NYSE.

                                        Very truly yours,

                                        /s/Lita M. Dwight
                                        --------------------------
                                        Lita M. Dwight